                                                                     EXHIBIT 3.9


                           ARTICLES OF INCORPORATION
                                       OF
                          PSS PHYSICIAN SERVICES, INC.


                                ARTICLE I.  NAME
                                ----------------

     The name of the corporation is:

                          PSS Physician Services, Inc.


                             ARTICLE II.  BUSINESS
                             ---------------------

     The general nature of the business or businesses to be transacted, conducted and carried on by this corporation shall be to engage in any activity or business permitted under the laws of Florida.


                          ARTICLE III. CAPITAL STOCK
                          ---------------------------

     The authorized capital stock of this corporation shall be seven thousand (7,000) shares of common stock. Each share shall have a par value of One Dollar ($1.00).

                               ARTICLE IV. TERM
                               -----------------

     The term for which this corporation is formed is and shall be perpetual or until dissolved according to law.


                ARTICLE V.  INITIAL REGISTERED OFFICE AND AGENT
                -----------------------------------------------

     The street address of the initial registered office of this corporation in the State of Florida is:

                             1900 Hendricks Avenue
                          Jacksonville, Florida  32207

     The name of the initial registered agent of this corporation at that address:

                                 Fred Elefant

                      ARTICLE VI.  INITIAL BOARD OF DIRECTORS
                      ---------------------------------------

     This corporation shall have three (3) directors initially. The number of directors may be either increased or decreased from time to time by the Bylaws but shall never be less than one (1). The name and addresses of the initial directors of this corporation are:

          NAME                              STREET ADDRESS
          ----                              --------------

          Patrick C. Kelly                  6320 St. Augustine Road, Suite 10
                                            Jacksonville, FL  32217

          William G. Riddell, Jr.           6320 St. Augustine Road, Suite 10
                                            Jacksonville, FL  32217

          Fred Elefant                      1900 Hendricks Avenue
                                            Jacksonville, FL  32207



                          ARTICLE VII.  INCORPORATION
                          ---------------------------

     The name and address of the person signing these Articles is:

          NAME                              STREET ADDRESS
          ----                              ------ -------

          Fred Elefant                      1900 Hendricks Avenue
                                            Jacksonville, FL  32207

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand and seal on this 25th day of January, 1989, and does hereby accept his designation as registered agent.

                                            /s/ Fred Elefant    (SEAL)
                                            ---------------------
                                            FRED ELEFANT
STATE OF FLORIDA    )
COUNTY OF DUVAL     )

     BEFORE ME, a notary public authorized to take acknowledgments in the state and county set forth above, personally appeared FRED ELEFANT, known to me and known by me to be the person who executed the foregoing articles of incorporation, and he acknowledged before me that he executed those articles of incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid, this 25th day of January, 1989.

                                            /s/ Lawanda G. Hodges
                                            ---------------------
                                            Notary Public, State of Florida at
                                            Large.

                                            My Commission Expires:
                                            My Comm.Exp. Jan. 8, 1990

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